Exhibit 8.1

23 September 2025

BAO Holding Limited Commerce House, Wickhams Cay 1 P.O. Box 3140, Road Town, Tortola British Virgin Islands	Matter No.1004700/111025775 Direct line: (852) 2842 9530 Email: Richard.Hall@conyers.com

Dear Sirs,

Re: BAO Holding Limited (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with the Company’s registration statement on form F-1 (File No. 333-289723, including all amendments or supplements thereto, as filed with the U.S. Securities and Exchange Commission (the “Commission”) on 20 August 2025 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of class A ordinary shares, par value US$0.0001 each (the “Class A Ordinary Shares”) of the Company. The Registration Statement contains the prospectus (the “Prospectus”), to be used for the public offering by the Company of 1,500,000 Class A Ordinary Shares (the “IPO Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document(s):

1.1.	a copy of the Registration Statement;

1.2.	a copy of the Prospectus; and

1.3.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	the accuracy and completeness of all factual representations made in the Registration Statement and the Prospectus and other documents reviewed by us;

2.3.	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

2.4.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement and the Prospectus will be duly filed with and/or declared effective by the Commission; and

2.5.	that the Prospectus, when published, will be in substantially the same form as that examined by us for the purpose of this opinion.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

4.1.	On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Material United States, British Virgin Islands and Singapore income Tax Considerations - BVI Taxation” in the Prospectus, to the extent that they constitute statements of British Virgin Islands law, are true and accurate in all material respects and that such statements constitute our opinion, and nothing has been omitted from such statements which would make the same misleading in any material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to our firm under the captions “Enforcement of Legal Liabilities” and “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/  Conyers Dill & Pearman

Conyers Dill & Pearman

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